Exhibit h (xiii) under Form N-1A
                                           Exhibit 10 under Item 601/ Reg. S-K
                                  AGREEMENT
                                     For
                           ADMINISTRATIVE SERVICES

   AGREEMENT made as of November 1, 2000, by and between Vision Group of Funds, a Delaware business trust having its principal office and place of business in Pittsburgh, Pennsylvania ("Investment Company"), on behalf of its portfolios now existing or hereafter created, as identified on Exhibit 1 hereto as the same may be amended from time to time (each a "Fund" and collectively the "Funds"), and Manufacturers and Traders Trust Company, a New York State chartered bank and trust company having its principal place of business in Buffalo, New York ("M&T").

   WHEREAS, the Investment Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized and issued shares of capital stock ("Shares"); and

   WHEREAS, the Investment Company desires to appoint M&T as its administrator to provide it with certain Administrative Services (hereinafter defined) exclusively or in conjunction with one or more co-administrators, and M&T desires to accept such appointment.

   NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1.  Appointment.

   The Investment Company hereby appoints M&T as administrator for the period on the terms and conditions set forth in this Agreement. M&T hereby accepts such appointment and agrees to furnish the services set forth in
Article 2 of this Agreement in return for the compensation set forth in
Article 6 of this Agreement.

Article 2.  M&T's Duties.

   As administrator, in conjunction with any other administrators, and subject to the supervision and control of the Board and in accordance with Proper Instructions (hereinafter defined) from the Investment Company, M&T will provide facilities, equipment, and personnel to carry out the following administrative services for the operation of the business and affairs of the Investment Company and each of its Funds:

   A. assist in drafting and reviewing the Investment Company's minutes of meetings of the Board and Shareholders;

   B. assist in negotiating contracts on behalf of the Investment Company with, among others, the Investment Company's distributor, transfer agent, custodian and fund accountant, subject to any applicable restrictions of the Board or the 1940 Act;

   C. assist in coordinating the layout and printing of publicly disseminated prospectuses and reports;

   D. coordinate and assist with the design, development, and operation of the Investment Company and the Funds and new product initiatives;

   E. provide individuals reasonably acceptable to the Board for nomination, appointment, or election as officers of the Investment Company, who will be responsible for the management of certain of the Investment Company's affairs as determined by the Investment Company's Board;

   F. consult with the Investment Company, its Board, and any other administrators on matters concerning the Investment Company, its affairs, and operations;

   G. assist in the development and preparation of due diligence materials to assist the Board's consideration and approval of the Investment Company's fund accountant, custodian, and shareholder servicing agent;

   H. assist in coordinating with fund counsel, independent auditors (including providing records), custodians and sub-custodians, rating and publication agencies, outside vendors (including printing and mailing income breakdown data to client services and transfer agent), and the SEC regarding inspections (including providing records) and comments on registration statements;

   I. assist in coordinating board meeting dates, agendas, responsibilities, and deadlines;

   J. assist in producing operating and compliance reports and in collecting and assembling reports required by board-adopted procedures;

   K. assist in coordinating custodian presentations (including 17f-5 materials);

   L.   assist in drafting and reviewing shareholder meeting scripts;

   M. assist in the drafting and production of account applications and operational matters relating to establishing new accounts;

   N. assist in creating and coordinating strategic and tactical marketing support to the Funds; and

   O. providing additional assistance to the Investment Company's co-administrator, as M&T may mutually agree from time to time, and provide general service relating to the Funds' operations.

   The foregoing, along with any additional services that M&T shall agree in writing to perform for the Investment Company hereunder, shall hereafter be referred to as "Administrative Services."

Article 3.  Records.

   M&T shall create and maintain all necessary books and records required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, as the same may be amended from time to time, pertaining to the Administrative Services performed by it. Where applicable, such records shall be maintained by the Administrator for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Investment Company which are in the possession of M&T shall be the property of the Investment Company. The Investment Company, or the Investment Company's authorized representatives, shall have access to such books and records at all times during M&T's normal business hours. Upon the reasonable request of the Investment Company, copies of any such books and records shall be provided promptly by M&T to the Investment Company or the Investment Company's authorized representatives.

Article 4.  Duties of the Fund.

      The Fund assumes full responsibility for the preparation, contents and distribution of its own offering document and for complying with all applicable requirements the 1940 Act, the Internal Revenue Code, and any other laws, rules and regulations of government authorities having jurisdiction.

Article 5.  Expenses.

      M&T shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Administrative Services to the Investment Company, including the compensation of M&T employees who may serve as trustees or officers of the Investment Company. The Investment Company shall be responsible for all other expenses incurred by M&T on behalf of the Investment Company, including without limitation postage and courier expenses, printing expenses, travel expenses, registration fees, filing fees, fees of outside counsel and independent auditors, or other professional services, organizational expenses, insurance premiums, fees payable to persons who are not M&T's employees, trade association dues, and other expenses properly payable by the Funds and/or the classes.


Article 6.  Compensation.

      For the Administrative Services provided, the Investment Company hereby agrees to pay and M&T hereby agrees to accept as full compensation for its services rendered hereunder an administrative fee at an annual rate of the average daily net asset value of the Funds as provided below.

                                  Average Daily Net Assets
           Max. Admin. Fee             of the Funds
               .04%                on the first $5 billion
               .015%               on assets in excess of $5 billion
     (Average Daily Net Asset break points are on a complex-wide basis)

   The compensation and out of pocket expenses attributable to the Funds shall be accrued daily by the Funds and paid to M&T no less frequently than monthly, and shall be paid daily upon request of M&T. M&T will maintain detailed information about the compensation and out of pocket expenses by the Funds.

   M&T may in its sole discretion waive receipt of all or a part of the foregoing administrative fee from time to time.

Article 7.  Proper Instructions.

   As used throughout this Agreement, a "Proper Instruction" means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) M&T reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Investment Company, or the Fund, and M&T promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Investment Company, or the Fund, and M&T are satisfied that such procedures afford adequate safeguards for the Fund's assets. Proper Instructions may only be amended in writing.

Article 8.  Assignment.

   Except as provided herein, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either party without the written consent of the other party, except that M&T may, upon prior written notice but without further consent on the part of the Investment Company, subcontract for the performance of such services with any subsidiary commonly owned or controlled by M&T Bank Corporation, but M&T will remain fully responsible to the Investment Company for the acts and omissions of such affiliated subsidiary. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

Article 9.  Documents.

   A. In connection with the appointment of M&T under this Agreement, the Investment Company shall file with M&T the following documents:

        (1) A copy of the Declaration of Trust and By-Laws of the Investment Company and all amendments thereto ("Charter Documents");

        (2) A copy of the resolution of the Board of the Investment Company authorizing this Agreement; and

        (3)   A copy of the current Prospectus for each Fund.

   B. The Fund will also furnish from time to time the following documents:

        (1) Each resolution of the Board of the Investment Company authorizing the original issuance of each Fund's, and/or Class's Shares;

        (2) Each Registration Statement filed with the SEC and amendments thereof, including current prospectuses and statements of additional information as amended from time to time, and orders relating thereto in effect with respect to the sale of Shares of any Fund, and/or Class;

        (3) A certified copy of each amendment to the governing document and the By-Laws of the Investment Company;

(4)   Certified copies of each vote of the Board authorizing officers to give
              Proper Instructions to the administrators, Custodian and agents for fund accountant and shareholder recordkeeping or transfer agency services; and

        (5) Such other certifications, documents or opinions which M&T may, in its discretion, deem necessary or appropriate in the proper performance of its duties.

Article 10.  Representations and Warranties.

   A.   Representations and Warranties of M&T

        M&T represents and warrants to the Fund that:

        (1) it is a bank and trust company duly organized and existing and in good standing under the laws of the State of New York;

        (2) it is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification;

        (3)   it  is   empowered   under   applicable   laws   and   by   its
              organizational documents and By-Laws to enter into and perform this Agreement;

        (4) all requisite proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement;

        (5) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

        (6) it is in compliance with federal securities law and applicable federal and state banking requirements and in good standing as an administrator; and

   B.   Representations and Warranties of the Investment Company

        The Investment Company represents and warrants to M&T that:

        (1) It is an investment company duly organized and existing and in good standing under the laws of its state of organization;

        (2) It is empowered under applicable laws and by its Charter Documents to enter into and perform its obligations under this Agreement;

        (3) All corporate proceedings required by said Charter Documents have been taken to authorize it to enter into and perform its obligations under this Agreement;

        (4) The Investment Company is an open-end investment company registered under the 1940 Act; and

        (5) A registration statement under the 1933 Act will be effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

Article 11.  Indemnification.

A. M&T shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on M&T's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

B. At any time M&T may apply to any officer of the Investment Company or Fund for instructions, and may consult with legal counsel experienced in the 1940 Act (who may be counsel for the Investment Company) with respect to any matter arising in connection with the services to be performed by M&T under this Agreement, and M&T and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in good faith reliance upon such instructions or upon the opinion of such counsel, provided such action is not in violation of applicable federal or state laws or regulations.

C. Any person, even though also an officer, director, trustee, partner, employee or agent of M&T, who may be or become an officer, trustee, partner, employee or agent of the Investment Company, shall be deemed, when rendering services to the Investment Company or acting on any business of the Investment Company (other than services or business in connection with the duties of M&T hereunder) to be rendering such services to or acting solely for the Investment Company and not as an officer, director, trustee, partner, employee or agent or one under the control or direction of M&T even though paid by M&T.

D. If at any time another entity performs administrative services to any Fund, including without limitation those services listed herein or services similar to those listed herein, M&T and such other entity shall in no event be liable for the acts or omissions of the other.

   E. M&T shall be kept indemnified by the Investment Company and be without liability for any action taken or thing done by it in performing the Administrative Services in accordance with the above.

   F. M&T shall not be responsible for and the Investment Company or Fund shall indemnify and hold M&T, including its officers, directors, shareholders and their agents, employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

        (1) The acts or omissions of any Custodian, Adviser, Sub-adviser, Fund Accountant, Transfer Agent, or other party contracted by or approved by the Investment Company or Fund,

        (2) The reliance on or use by M&T or its agents or subcontractors of information, records and documents in proper form which

              (a) are received by M&T or its agents or subcontractors from Advisers, Sub-advisers, or other third parties contracted by or approved by the Investment Company or Fund for use in the performance of services under this Agreement; or

              (b) have been prepared and/or maintained by the Fund or its affiliates or any other person or firm on behalf of the Investment Company.

        (3) The reliance on, or the carrying out by M&T or its agents or subcontractors of Proper Instructions of the Investment Company or the Fund.

(4)   The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

G. In all cases, M&T shall not be protected by this Article 11 from liability for any act or omission resulting from M&T's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties. In addition, M&T shall not be protected from liability for any act or omission resulting from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of M&T's affiliates, agents or employees, of any subcontractor selected by M&T, or a subsidiary commonly owned or controlled by M&T Bank Corporation.

H. In order that the indemnification provisions contained in this Article 11 shall apply, however, it is understood that the party seeking indemnification ("Claimant") will use all reasonable care to promptly identify and notify the party against whom indemnification is sought ("Indemnifier") concerning any situation which presents or appears likely to present the probability of a claim for indemnification, and shall advise the Indemnifier of all pertinent facts and developments concerning the situation in question. The Indemnifier shall have the option to defend the Claimant against any claim which may be the subject of this indemnification. In the event that the Indemnifier so elects, it will so notify the Claimant and thereupon the Indemnifier shall take over complete defense of the claim, and the Claimant shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article
      11. The Claimant shall in no case confess any claim or make any compromise in any case in which the Indemnifier will be asked to indemnify the Claimant except with the Indemnifier's prior written consent.

Article 12.  Term and Termination of Agreement.

   This Agreement shall begin as of the date of execution above, and shall continue in effect with respect to each Fund presently set forth on Exhibit 1 (as it may be amended from time to time) through November 30, 2002, and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof, if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Investment Company, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for that purpose; and (b) M&T shall not have notified the Investment Company in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation. The termination date for all original or after-added Funds which are, or become, a party to this Agreement shall be coterminous.

   In the event, however, of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties by M&T, the Investment Company has the right to terminate the Agreement upon 60 days written notice, if M&T has not cured such willful misfeasance, bad faith, gross negligence or reckless disregard of its duties within 60 days.

   Should the Investment Company exercise its rights to terminate, all reasonable out-of-pocket expenses associated with the movement of records and materials will be borne by the Investment Company or the appropriate Fund. The provisions of Article 11 shall survive the termination of this Agreement.

   In addition, each party reserves the right to immediately terminate this Agreement upon the giving of written notice in the event of: the dissolution or liquidation of either party or other cessation of business other than a reorganization or recapitalization of such party as an ongoing business; financial difficulties on the part of either party which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or a final, unappealable judicial, regulatory or administrative ruling or order in which either party has been found guilty of criminal behavior in the conduct of its business.

Article 13.  Amendment.

   This Agreement may be amended or modified only by a written agreement executed by both parties.

Article 14.  Interpretive and Additional Provisions.

   In connection with the operation of this Agreement, M&T and the Investment Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Charter Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Article 15.  Governing Law.

   This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania.

Article 16.  Notices.

   Except as otherwise specifically provided herein, notices and other writings delivered or mailed postage prepaid to the Investment Company at 5800 Corporate Drive, Pittsburgh, PA 15237-7001, Attention: Secretary, or to M&T at One M&T Plaza, Buffalo, NY 14240, Attention: Kenneth G. Thompson, Vice President or to such other address as the Investment Company or M&T may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

Article 17.  Counterparts.

      This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

Article 18.  Merger of Agreement.

   This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 19.  Successor Agent.

   If the Investment Company shall appoint a successor agent for the Investment Company, M&T shall upon termination of this Agreement deliver to such successor agent at the office of M&T all properties of the Investment Company held by M&T hereunder. If no such successor agent shall be appointed, M&T shall deliver such properties to the Investment Company.

Article 20.  Force Majeure.

   M&T shall have no liability for cessation of services hereunder or any damages resulting there from to the Fund as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.

Article 21.  Severability.

      In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


                              VISION GROUP OF FUNDS


                              By:  /s/ Beth S. Broderick
                                 --------------------------------------
                              Name:  Beth S. Broderick
                              Title:  Vice President


                              MANUFACTURERS AND TRADERS TRUST
COMPANY

                              By:   /s/ Kenneth G. Thompson
                                 --------------------------------------
                              Name:  Kenneth G. Thompson
                              Title:  Vice President

                               EXHIBIT 1 to the
                      Administrative Services Agreement
                          with M&T Securities, Inc.

CONTRACT
DATE                 MTB Group of Funds
------------------------------------------------------------------------------
August 22, 2003   MTB Balanced Fund
August 22, 2003   MTB Equity Income Fund
August 22, 2003   MTB Equity Index Fund
August 22, 2003   MTB Income Fund
August 15, 2003   MTB Intermediate-Term Bond Fund
November 1, 2000  MTB International Equity Fund
November 1, 2000  MTB Large Cap Growth Fund
March 1, 2002     MTB Large Cap Growth Fund II
August 15, 2003   MTB Large Cap Stock Fund
November 1, 2000  MTB Large Cap Value Fund
March 1, 2002     MTB Large Cap Value Fund II
November 1, 2000  MTB Managed Allocation Fund - Aggressive Growth
April 29, 2005          MTB Managed Allocation Fund - Aggressive Growth II
November 1, 2000  MTB Managed Allocation Fund - Conservative Growth
April 29, 2005          MTB Managed Allocation Fund - Conservative Growth II
November 1, 2000  MTB Managed Allocation Fund - Moderate Growth
March 1, 2002     MTB Managed Allocation Fund - Moderate Growth II
August 22, 2003   MTB Maryland Municipal Bond Fund
August 22, 2003   MTB Mid Cap Growth Fund
November 1, 2000  MTB Mid Cap Stock Fund
November 1, 2000  MTB Money Market Fund
August 22, 2003   MTB Multi Cap Growth Fund
November 1, 2000  MTB New York Municipal Bond Fund
November 1, 2000  MTB New York Tax-Free Money Market Fund
August 15, 2003   MTB Pennsylvania Municipal Bond Fund
August 22, 2003   MTB Pennsylvania Tax Free Money Market Fund
November 1, 2000  MTB Prime Money Market Fund
November 1, 2000  MTB Short Duration Government Bond Fund
August 22, 2003   MTB Short-Term Corporate Bond Fund
August 22, 2003   MTB Small Cap Growth Fund
November 1, 2000  MTB Small Cap Stock Fund
August 15, 2003   MTB Social Balanced Fund
August 15, 2003   MTB Tax Free Money Market Fund
November 1, 2000  MTB U.S. Government Bond Fund
August 15, 2003   MTB US. Government Money Market Fund
November 1, 2000  MTB U.S. Treasury Money Market Fund



Revised as of April 29, 2005


                             A S S I G N M E N T



      THIS ASSIGNMENT is entered into as of May 23, 2001 by and between Manufacturers and Traders Trust Company, a New York state chartered bank and trust company ("M&T Bank") and M&T Securities, Inc., a New York corporation ("M&T Securities").

      WHEREAS, M&T Bank has entered into an Agreement for Administrative Services with Vision Group of Funds, dated November 1, 2000;

      WHEREAS, M&T Bank desires to assign its right, duties, and responsibilities under those Agreements to M&T Securities; and

      WHEREAS, M&T Securities desires to accept the assignment of this Agreement from M&T Bank;

      KNOW ALL MEN BY THESE PRESENTS:

      In consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, M&T Bank does hereby assign all its rights, interests, and responsibilities under the Agreement for Administrative Services described above to M&T Securities, and M&T Securities does hereby accept such assignment, subject to the following terms and conditions:

      1. This Assignment shall be subject to the consent of the Board of Trustees of Vision Group of Funds

      IN WITNESS WHEREOF, the parties hereto have cause this Assignment to be executed by their authorized representatives as of the date first hereinabove set forth.



MANUFACTURERS AND TRADERS TRUST COMPANY


By:  /s/ Kenneth G. Thompson
Name:  Kenneth G. Thompson
Title:  Vice President


M&T SECURITIES, INC.                VISION GROUP OF FUNDS


By:  /s/ Carl Jordan                By:  /s/ Beth S. Broderick
   ---------------------------         ---------------------------
Name:  Carl Jordan                  Name:  Beth S. Broderick
Title:  President                   Title:  Vice President


                                 Amendment to
                    Agreement for Administrative Services
                                   between
                            Vision Group of Funds
                                     and
                             M&T Securities, Inc.

      This Amendment to the Agreement for Administrative Services
("Agreement") dated November 1, 2000, between Vision Group of Funds ("Fund") and M&T Securities, Inc. ("Service Provider") is made and entered into as of the 21st day of February, 2001.

      WHEREAS, the Fund has entered into the Agreement with the Service
Provider;

      WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

      WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR ss. 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR ss. 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR ss. 248.13) ("Section 248.13 NPI");

      WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR ss.
248.7 and 17 CFR ss. 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR ss. 248.13);

      NOW, THEREFORE, the parties intending to be legally bound agree as follows:

1. The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

2. The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR ss.ss. 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR ss. 248.13.

3. The Service Provider further represents and warrants that, in accordance with 17 CFR ss. 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
o     insure the security and confidentiality of records and NPI of Fund customers,
o     protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
o     protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

4. The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing (ss.248.14) or miscellaneous (ss.248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (ss.248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.


5.    The Service Provider may redisclose Section 248.14 NPI and Section
         248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

6. The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

WITNESS the due execution hereof this 21st day of February, 2001.

                          Vision Group of Funds

                          By:/s/ Beth S. Broderick
                             -------------------------------------
                          Name:  Beth S. Broderick
                          Title:  Vice President


                          M&T Securities, Inc.

                          By:/s/ Kenneth G. Thompson
                             -------------------------------------
                          Name:   Kenneth G. Thompson
                          Title:    Vice President

                                 Amendment to
                    Agreement for Administrative Services
                                     for
                            Vision Group of Funds

      This Amendment to the Agreement for Administrative Services is made and entered into as of the 1st day of October, 2002, by and between Vision Group of Funds ("Investment Company") and M&T Securities, Inc. ("M&T").

      WHEREAS, Investment Company entered into an Agreement for Administrative Services with M&T on November 1, 2000; and

      WHEREAS, Investment Company and M&T have agreed to amend the Agreement, in certain respects;

      NOW, THEREFORE, the parties intending to be legally bound agree as follows:

I.    Article 6.   Compensation  is hereby deleted in its entirety and
      replaced with the following:

      "Article 6.  Compensation.

   For the Administrative Services provided, the Investment Company hereby agrees to pay and M&T hereby accepts as full compensation for its services rendered hereunder an administrative fee at an annual rate of the average daily net assets of the Funds, as set forth below.



            Max. Admin.             Average Daily Net Assets
            Fee                     of the Funds

            .04%                    on first $5 billion
            .03%                    on the next $2 billion ($5-7 billion)
            .0175%                  on the next $3 billion ($7-10 billion)
            .015%                   on assets in excess of $10 billion

            (Average Daily Net Asset break points are on a complex-wide basis)

   The compensation and out-of-pocket expenses attributable to the Funds shall be accrued daily by the Funds and paid to M&T no less frequently than monthly, and shall be paid daily upon request of M&T. M&T will maintain detailed information about the compensation and out-of-pocket expenses by the Funds.



   M&T may in its sole discretion waive receipt of all or a part of the foregoing administrative fee from time to time."



II. The first paragraph of Article 12. Term and Termination of Agreement is hereby deleted in its entirety and replaced with the following:

      "This Agreement shall be effective from the date signed above and shall continue through September 30, 2005 ("Initial Term"). Thereafter, the Agreement will continue for consecutive 12-month terms (a "Renewal Term") unless one party receives written notice of termination from the other party no less than 120 days prior to the expiration of the Initial Term or a Renewal Term. The termination date for all original or after-added Funds that are, or become, a party to this Agreement shall be coterminous."


      WITNESS the due execution hereof this 1st day of October, 2002.

                             VISION GROUP OF FUNDS


                             By:  /s/ Beth S. Broderick
                                ----------------------------------
                             Name:  Beth S. Broderick
                             Title:  Vice President

                             M&T SECURITIES, INC.


                             By:  /s/ Kenneth G. Thompson
                                ----------------------------------
                             Name:  Kenneth G. Thompson
                             Title:  Vice President


March 8, 2005



Board of Trustees
MTB Group of Funds
5800 Corporate Drive
Pittsburgh, PA  15237-3779

Re:  Administrative Services Agreements

Gentlemen:

Reference is hereby made to Article 17 of the Agreement for Administrative Services [and Transfer Agency Services] between MTB Group of Funds (the "Funds") and Federated Services Company, and Article 12 of the Agreement for Administrative Services between the Funds and M&T Securities, Inc., each dated November 1, 2000, as amended. These provisions state that unless written notice of termination is provided by either party at least 120 days prior to September 30, 2005, each agreement automatically renews for an additional one-year term. The upcoming Board Meeting on March 8-9, 2005 is the last regularly scheduled board meeting prior to the deadline for such notice of June 2, 2005.

Both M&T Securities, Inc. and Federated Services Company are desirous of continuing to provide co-administrative services to the Funds beyond September 30, 2005. However, the terms under which such parties are prepared to perform such services to the Funds, as well as among themselves, remain under discussion. Accordingly, Federated Services Company, M&T Securities, Inc. and the Funds agree that: (i) the 120-day notice requirement applicable to the September 30, 2005 termination date of the respective agreements is waived; (ii) at any time after June 2, 2005, a party may terminate an existing agreement upon 120 days' prior written notice to the other; and
(iii) if the parties have not executed definitive administrative services agreements by September 30, 2005, then each existing agreement will continue in effect until terminated by either party upon 120 days' prior written notice to the other.


If the foregoing is agreeable to you, please so indicate by signing in the space provided below. This letter agreement is effective from the date set forth above and constitutes an amendment to each of the agreements.


Sincerely,

M&T SECURITIES, INC.                FEDERATED SERVICES COMPANY



By:  /s/ Kenneth G. Thompson        By:   /s/ Beth S. Broderick
Name:  Kenneth G. Thompson          Name:  Beth S. Broderick
Title:  Vice President              Title:  Vice President


Acknowledged and Agreed:

MTB GROUP OF FUNDS



By:  /s/ Joseph J. Castiglia
Name:  Joseph J. Castiglia
Title:  Chairman

cc:  Mark J. Czarnecki
     Carl W. Jordan
     Charles L. Davis, Jr.
     Secretary of MTB Group of Funds